UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2011 (February 15, 2011)
ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
     On February 15, 2011, Alexza Pharmaceuticals, Inc. (the “Company”) and Autoliv ASP, Inc. (“Autoliv”) entered into an Amendment No. 2 to Manufacturing and Supply Agreement (the “Amendment”) pursuant to which the Company and Autoliv agreed to amend certain provisions of the Manufacturing and Supply Agreement, effective as of November 2, 2007 and as amended on June 30, 2010, between the Company and Autoliv (the “Supply Agreement”). Under the terms of the Supply Agreement, Autoliv agreed to manufacture, assemble and test heat packages that can be incorporated into the Company’s proprietary single dose commercial Staccato® device (the “Chemical Heat Packages”).
     Upon execution of the Amendment and in accordance with the terms and conditions thereof, (a) Autoliv ceased work on the second cell of the first production line for the commercial manufacture of Chemical Heat Packages, (b) the unsecured promissory note with a principal amount of $4 million issued to Autoliv in connection with the first amendment to the Supply Agreement (the “Original Note”) was returned to the Company for cancellation and a new unsecured promissory note was issued with a reduced principal amount of $2.8 million (the “New Note”), which resulted in a corresponding reduction of the monthly payments under the New Note as compared to the Original Note and (c) in the event that the Company requests completion of the second cell of the first production line for the commercial manufacture of Chemical Heat Packages, Autoliv will complete, install and fully qualify such second cell for a cost to the Company of $1.2 million and Autoliv will transfer ownership of such cell to the Company upon the payment in full of such $1.2 million and the New Note. The New Note is payable in 48 equal monthly installments and the Company has paid the first two such installments.
     The foregoing summary is qualified in its entirety by reference to the Amendment and the New Note, both of which the Company intends to file as exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, with the Securities and Exchange Commission.
     The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Amendment. The omitted material will be included in the request for confidential treatment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.
Date: February 22, 2011	By:	/s/ Thomas B. King
Thomas B. King,
President and Chief Executive Officer